Exhibit 10.58

CONTRIBUTION AND ASSIGNMENT AGREEMENT

THIS CONTRIBUTION AND ASSIGNMENT AGREEMENT dated as of May 3, 2022 (this “Agreement”) is by and between Cibus Global, LLC, a Delaware limited liability company, as contributor (“Contributor”) and Cibus Charitable Foundation, Inc., a Delaware non-stock, nonprofit corporation, as contributee (“Contributee”). Contributor and Contributee are sometimes referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Contributee and Contributor wish to enter into this Agreement to effect the contribution, conveyance and assignment by Contributor to Contributee of the Contributed Interest (as defined below), on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

SECTION 1. DEFINITIONS AND RELATED MATTERS.

Section 1.1. Defined Terms. For purposes of this Agreement, capitalized terms not otherwise defined herein will have the meanings specified below:

“Affiliate” means, with respect to an entity, any business entity controlling, controlled by, or under common control with such entity, but only so long as such control exists. For the purposes of this definition, “controlling”, “controlled”, and “control” mean the possession, directly (or indirectly through one or more intermediary entities), of the power to direct the management or policies of an entity, including through ownership of 50% or more of the voting securities of such entity (or, in the case of an entity that is not a corporation, ownership of 50% or more of the corresponding interest for the election of the entity’s managing authority).

“Applicable Law” means, with respect to any Person, all provisions of (a) all constitutions, statutes, laws, rules, regulations, ordinances and orders of Governmental Authorities, (b) any authority, consent, approval, license, permit (or the like) or exemption (or the like) of any Governmental Authority, and (c) any orders, decisions, judgments, writs and decrees issued or entered by any Governmental Authority; in each case applicable to such Person or any of its properties or assets.

“Charitable Organization” means an entity that is or intends to become an organization described in Sections 501(c)(3), 170(b)(1)(A) and 170(c)(2) of the Code and to which contributions are or will become eligible for deduction under Section 170(b)(1)(A) of the Code.

“Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

“Contributed Interest” means all of Contributor’s right, title and interest in, to and under the Transfer Agreement, including the following rights, proceeds and products:

(a)

An undivided 100% interest in Contributor’s contract rights under the Transfer Agreement to receive Transferred Receivables directly from Contributor Subsidiary which, for the avoidance of doubt, includes the Royalty;

(b)	Contributor’s contract rights under the Transfer Agreement to enforce the right to payment of any or all portions of Transferred Receivables directly against Contributor Subsidiary;

(c)

Contributor’s contract rights under the Transfer Agreement to receive directly from Contributor Subsidiary any and all Royalty Reports, financial statements and other information or correspondence from Contributor Subsidiary under the Transfer Agreement, including pursuant to Section 3.2 thereof; and

(d)

Contributor’s contract rights under the Transfer Agreement to agree or consent to or approve of any act or matter to which the “Transferee” thereunder is now or hereafter entitled (or withhold any such consent or approval).

“Contributee Account” means the account of Contributee (or its successor) set forth in the most recently-delivered Payment Direction.

“Contributor Subsidiary” means Cibus US LLC (and its Subsidiaries) and Cibus Europe B.V. (and its Subsidiaries), individually or collectively, as the context dictates (and including, for the avoidance of doubt, successors and assigns).

“Encumbrances” means any lien, charge, security interest, mortgage, option, pledge, assignment or any other encumbrance of any Person of any kind whatsoever.

“GAAP” means United States generally accepted accounting principles as in effect from time to time, consistently applied.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority (including supranational authority), instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Mission Statement” means to drive sustainable agriculture and sustainable agricultural communities in the developing world.

“Payment Direction” means written notice substantially in the form of Exhibit D attached hereto, executed by Contributee and delivered to Contributor from time to time following the Closing Date, regarding (a) the details of the Contributee Account to which, following the Closing Date, any and all Transferred Receivables and other payments in respect of the Contributed Interest shall be remitted, and (b) the details of the address to which, following the Closing Date, the Royalty Reports and any other reports, statements, notices and correspondence owing from Contributor Subsidiary under the Transfer Agreement shall be delivered.

“Person” means any natural person, firm, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other legal entity, including public bodies, whether acting in an individual, fiduciary or other capacity.

“Retained Assets” means all assets and properties of Contributor, except for the Contributed Interest.

“Royalty” has the meaning ascribed to such term in the Transfer Agreement.

“Royalty Period” means the period commencing as of the Closing Date and continuing for the duration of the Term.

“Royalty Report” has the meaning ascribed to such term in the Transfer Agreement.

“Seller Representative” has the meaning ascribed to such term in that certain Warrant Transfer and Exchange Agreement, dated as of December 31, 2014, by and among Contributor and the Persons named as Sellers therein.

“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors (or functional equivalent) of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Contributor (including, for the avoidance of doubt, its successors and assigns).

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called (including interest and penalties thereon and any additions thereto) by any Governmental Authority, on whomsoever and wherever imposed, levied, collected, withheld or assessed.

“Transaction Documents” means, collectively, this Agreement, the Assignment Agreement, each Payment Direction, the Transfer Agreement, and any other agreement, document, certificate, deed, endorsement or instrument delivered in connection with the transactions contemplated hereby.

“Transfer Agreement” means, as the context dictates: (a) each of the Transfer and Assignment Agreement dated as of the date hereof, by and between Cibus US LLC and Contributor, and attached hereto as Exhibit B-1, the Transferee Bill of Sale executed and delivered by such parties relating thereto and attached hereto as Exhibit B-2 and any other “Transaction Documents”, as such term is defined in such Transfer and Assignment Agreement; or (b) each of the Transfer and Assignment Agreement dated as of the date hereof, by and between Cibus Europe B.V. and Contributor, and attached hereto as Exhibit C-1, the Transferee Bill of Sale executed and delivered by such parties relating thereto and attached hereto as Exhibit C-2 and any other “Transaction Documents”, as such term is defined in such Transfer and Assignment Agreement; or (c) all of the foregoing, collectively.

“Transferred Receivables” has the meaning ascribed to such term in the Transfer Agreement.

Section 1.2. Other Interpretive Matters. In this Agreement, unless otherwise specified: (a) references to specific sections, clause, sub-clauses, articles, annexes, schedules and exhibits are to this Agreement; (b) “herein”, “hereof”, “hereto”, “hereunder” and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement; (c) “including”, “include” and “includes” shall be deemed followed by the words “without limitation”, and other forms of the verb “to include” have correlative meanings; (d) the word “or” is not exclusive; (e) references to any Person include its successors and assigns and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities; (f) references to any Applicable Law include amendments, supplements and successors thereto; (g) references to any agreement include amendments, supplements and waivers thereto; (h) words importing gender include the other gender; (i) the singular includes the plural and the plural includes the singular; (j) each authorization herein shall be deemed irrevocable and coupled with an interest; (k) all accounting terms shall be interpreted, and all determinations relating thereto shall be made, in accordance with GAAP; and (l) captions and headings are solely for convenience of reference and shall not affect the meaning of this Agreement.

SECTION 2. AGREEMENT TO CONTRIBUTE AND ASSIGN.

Section 2.1. Contribution and Assignment.

(a) On the terms and subject to the conditions set forth in this Agreement, Contributor hereby irrevocably and unconditionally conveys, contributes and assigns to Contributee, and Contributee hereby acquires and accepts from Contributor, on the date hereof (the “Closing Date”), all of Contributor’s right, title and interest in and to the Contributed Interest (the “Contribution”).

(b) Contributor acknowledges that Contributee is relying on the Contribution in order to satisfy the Mission Statement and otherwise carry out the charitable purposes for which it was established, including in order to obtain pledges from third parties.

(c) Contributee acknowledges that the Contribution is subject to the approval of the Seller Representative.

(d) The conveyance, contribution, assignment and delivery of the Contributed Interest by Contributor to Contributee will be effected by Contributee and Contributor executing and delivering the Assignment Agreement attached hereto as Exhibit A (the “Assignment Agreement”).

Section 2.2. Closing. On the Closing Date, Contributor and Contributee will execute, and deliver to the other Party, the Assignment Agreement.

Section 2.3. No Assumption of Liabilities; No Recourse.

(a) Notwithstanding any provision in this Agreement or any other Transaction Document to the contrary, Contributee is acquiring only the Contributed Interest and is not acquiring any Retained Assets, and Contributee is not assuming any liability of Contributor of whatever nature, whether presently in existence or arising or asserted hereafter, whether arising under contract or otherwise. All such liabilities shall be retained by and remain liabilities of Contributor.

(b) Except as specifically provided in this Agreement, the conveyance, assignment and contribution of the Contributed Interest to Contributee hereunder shall be without recourse to Contributor.

SECTION 3. PAYMENTS.

Section 3.1. Payments in respect of the Contributed Interest. From time to time following the Closing Date when applicable, Contributee will execute, and deliver to Contributor, each Payment Direction. At any time and from time to time thereafter, Contributee may update a previously-delivered Payment Direction by executing, and delivering to Contributor, an updated Payment Direction.

Section 3.2. Taxes. During the Term, Contributee will perform all agreements and deliver all forms and information required under Section 3.4 of the Transfer Agreement in order for Contributor Subsidiary to determine the applicability of any withholding Taxes to payments hereunder.

Section 3.3. No Other Compensation. Contributee and Contributor acknowledge and agree that the terms of this Agreement fully define all consideration, compensation and benefits, monetary or otherwise, to be paid, granted or delivered by Contributee to Contributor and by Contributor to Contributee in connection with the transactions contemplated herein, and that neither Contributor nor Contributee have previously paid or entered into any other commitment to pay, whether orally or in writing, any Contributor or Contributee employee, directly or indirectly, any consideration, compensation or benefits, monetary or otherwise, in connection with the transactions contemplated herein. Contributee and Contributor hereby agree that the contribution and assignment of the Contributed Interest as contemplated by this Agreement has not been made for or on account of an antecedent debt owed by Contributor to Contributee, and no such transfer and assignment is or may be voidable or subject to avoidance as to Contributee or Contributor under Title II of the United States Code.

SECTION 4. REPRESENTATIONS AND WARRANTIES.

Section 4.1. Contributor’s Representations and Warranties. Contributor represents and warrants to Contributee, as of the Closing Date, as follows:

(a) Corporate Existence and Power. Contributor is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware. Contributor has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and in good standing.

(b) Corporate Authorization, No Contravention and Binding Effect. Its execution, delivery and performance of each Transaction Document to which it is a party and the creation of all security interests provided for herein (i) are within its powers, (ii) have been duly authorized by all necessary corporate action, and (iii) do not contravene or constitute a default under: (A) any Applicable Law, (B) its certificate of formation, limited liability company agreement or other organizational or constitutional documents, or (C) any material agreement, contract, order or other instrument to which it is a party or any of its assets or properties is subject. This Agreement and each of the Transaction Documents to which it is a party have been duly authorized, executed and delivered by Contributor and constitute Contributor’s valid and binding obligation, enforceable against Contributor in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

(c) No Consent Required. The execution, delivery and performance in accordance with its terms by the Contributor of this Agreement and the other Transaction Documents to which it is a party does not and (absent any change in any Applicable Law or any applicable contract) will not: (a) require any consent or approval to have been obtained from, of any registration to have been made with, any Governmental Authority, other than consents and approvals and registrations (i) that have been obtained or made, as the case may be, (ii) are final and not subject to review on appeal or to collateral attack, (iii) are in full force and effect, and (iv) copies of which have been delivered to Contributee on or prior to the Closing Date; or (b) violate, conflict with, result in a breach of, constitute a default under, require the consent or approval of any Person (except as specified in Section 2.1(c) above), or result in or require the creation of any Encumbrance (except pursuant to this Agreement) upon any of the Contributed Interest under, (i) any agreement or contract to which Contributor is a party or by which Contributor or any of its assets or properties may be bound or (ii) any Applicable Law.

Section 4.2. Contributee’s Representations and Warranties. Contributee represents and warrants to Contributor as of the Closing Date, as follows:

(a) Corporate Existence and Power. Contributee is a non-stock, nonprofit corporation, duly formed, validly existing and in good standing under the laws of the State of Delaware, has the power and authority to enter into, execute, deliver and perform this Agreement and to perform all the obligations to be performed by it hereunder.

(b) Corporate Authorization, Binding Effect and No Contravention. This Agreement and the other Transaction Documents to which it is a party has been duly authorized, executed and delivered by Contributee and constitutes Contributee’s valid and binding obligation, enforceable against Contributee in accordance with its terms. Its execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party (i) is within its powers, (ii) has been duly authorized, executed and delivered by all necessary corporate action, and (iii) do not contravene or constitute a default under: (A) any Applicable Law, (B) its charter or by-laws or other organizational or constitutional documents, or (C) any material agreement, contract, order or other instrument to which it is a party or any of its assets or properties is subject.

(c) No Consent Required. No consent, approval, license, order or authorization, registration, declaration or filing with or of any Person is required by Contributee in connection with the execution and delivery by Contributee of this Agreement and the other Transaction Documents to which it is a party, the performance by it of its obligations under this Agreement and the other Transaction Documents to which it is a party and the consummation of any of the transactions contemplated hereby or thereby.

(d) Tax Matters. Contributee is, and intends during the Term to remain, a Charitable Organization.

SECTION 5. COVENANTS.

Section 5.1. Covenants of Contributor.

(a) Contributor hereby covenants and agrees with Contributee that, following the Closing Date, promptly after the receipt thereof, Contributor will (i) countersign, and deliver to Contributee, each Payment Direction received from Contributee pursuant to Section 3.1(a), and (ii) deliver to each Contributor Subsidiary a fully executed copy of the applicable Payment Direction together with a copy of the Assignment Agreement (and any updates to such Payment Direction received from Contributee pursuant to Section 3.1(a)).

(b) Contributor will not, and will cause each of its Subsidiaries not to, at any time during the Term, claim any ownership interest in any of the Contributed Interest.

(c) Contributor acknowledges that the agreements and restrictions contained in this Section 5.1 are reasonable and necessary to protect the legitimate interests of Contributee and constitute a material inducement to Contributee to enter into this Agreement and consummate the transactions contemplated hereby.

Section 5.2. Covenants of Contributee.

(a) Contributee will not at any time during the Term use the Contributed Interest or any payments, products or proceeds thereof for any purpose that is inconsistent with the Mission Statement.

(b) Contributee will not at any time during the Term take or otherwise engage in any action that could reasonably be expected, individually or together with any other such actions, to adversely affect its status as a Charitable Organization.

(c) Contributee will not challenge the right of Contributor or a representative of Contributor to bring legal action against Contributee in law or in equity to enforce the terms and provisions of this Agreement and the other Transaction Documents.

(d) Contributee will, from time to time after the Closing Date when applicable, cooperate with Contributor, and execute and deliver to Contributor, any subordination, intercreditor or other similar agreement that is required by Contributor or any of its Subsidiaries (including any Contributor Subsidiary) or by any of Contributor’s or such Subsidiary’s third-party lenders or creditors.

(e) Contributee acknowledges that the restrictions contained in this Section 5.2 are reasonable and necessary to protect the legitimate interests of Contributor and constitute a material inducement to Contributor to enter into this Agreement and consummate the transactions contemplated hereby.

Section 5.3. Tax Matters.

(a) Without limiting Section 5.2(b), prior to or concurrent with Contributee losing its status as a Charitable Organization at any time during the Term, Contributee will assign all of its right, title and interest in, to and under this Agreement and the other Transaction Documents, including its right, title and interest in and to the Contributed Interest and any payments in respect thereof, to another Charitable Organization whose purposes are similar in scope and nature to the Mission Statement and cause such Charitable Organization to expressly assume by a written instrument all of the obligations of Contributee under this Agreement, and Contributor will take any reasonable action and execute and deliver any agreements, instruments or other documents, in each case as may be necessary or appropriate to evidence such assignment. To the extent such Charitable Organization expressly assumes by a written instrument all of the obligations of Contributee under this Agreement, Contributee shall be discharged and released from such obligations so assumed. For U.S. federal income tax purposes, the Parties intend to treat the Transaction Documents as a mere promise to pay, or be paid directly by Contributor Subsidiary, as applicable, the Royalty and all other payments in respect of the Contributed Interest when due and payable under the Transaction Documents, with no deductions as a charitable contribution pursuant to Section 170 of the Code allowable until such times, consistent with Rev. Rul. 68-174, 1968-1 CB 81, JORDAN v. U.S., 23 AFTR 2d 69-1093 and similar authorities.

(b) If at any time during the Term Contributor is entitled to a charitable contribution deduction in connection with the Contribution, Contributee will provide to Contributor, at Contributor’s reasonable request, any written evidence or other documentation necessary or appropriate for Contributor to claim a charitable contribution deduction; provided, that a breach of or default under this Agreement or the Assignment Agreement by Contributor has not then occurred and is continuing.

(c) Contributee acknowledges that the requirements contained in this Section 5.3 are reasonable and necessary to protect the legitimate interests of Contributor and constitute a material inducement to Contributor to enter into this Agreement and consummate the transactions contemplated hereby.

SECTION 6. TERM; SURVIVAL.

Section 6.1. Duration of Agreement. This Agreement will commence as of the Closing Date and will continue in full force and effect thereafter in accordance with its terms (the “Term”).

Section 6.2. Survival.

(a) All representations and warranties of the Parties shall survive the execution and delivery of this Agreement. Any investigation or other examination that may have been made or may be made at any time by or on behalf of the Party to whom representations and warranties are made shall not limit, diminish or in any way affect the representations and warranties in this Agreement.

(b) Without limiting Section 6.1, the following provisions shall survive the expiration or termination of the Term: Section 1.1 (to the extent necessary for the interpretation of any surviving provisions), Section 3.1(b), Section 3.3, this Section 6.2 and Section 7.

Section 7. Miscellaneous.

Section 7.1. Amendments, Waivers, Etc. This Agreement may be amended, modified or supplemented only by a written agreement signed by Contributee and Contributor. Any waiver of, or consent to depart from, the requirements of any provision of this Agreement shall be effective only if it is in writing and signed by the Party giving it, and only in the specific instance and for the specific purpose for which it has been given. No failure on the part of either Party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of such right. No single or partial exercise of any such right shall preclude any other or further exercise of such right or the exercise of any other right.

Section 7.2. Successors and Assigns; Assignment. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of Contributor and Contributee. Neither this Agreement nor any other Transaction Document may be transferred, assigned or pledged, in whole or in part, at any time by Contributor or Contributee, except as expressly provided in Section 5.3(a). Any such transfer, assignment or pledge shall be void ab initio.

Section 7.3. Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be delivered in person, sent by overnight courier, facsimile transmission or posted by registered or certified mail, return receipt requested, with postage prepaid, addressed as follows, or to such other addresses as Contributee and Contributor may from time to time designate by notice as provided herein:

(i) If to Contributee:

Cibus Charitable Foundation, Inc.

One Liberty Plaza, 46th Floor

New York, New York, 10006

Attn: Rory Riggs

Tel: 212-883-2290

Email: [***]

(ii) If to Contributor:

Cibus Global, LLC

6455 Nancy Ridge Drive, Suite 100

San Diego, CA 92121

Attn: Rory Riggs

Tel: 858-450-0008

Email: [***]

Any such notice shall be deemed given when actually received.

Section 7.4. Costs and Expenses. Contributor and Contributee shall be responsible for and bear all of their own costs and expenses with regard to the consummation of the transactions contemplated hereby and by the Assignment Agreement. Each Party represents and warrants to the other that the other Party will not be liable for any brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated hereby or by the Assignment Agreement because of any action taken by, or agreement or understanding reached by, that Party.

Section 7.5. Execution in Counterparts; Integration. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement.

Section 7.6. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. THE RIGHTS AND DUTIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. CONTRIBUTEE AND CONTRIBUTOR EACH AGREE THAT ANY JUDICIAL PROCEEDING BROUGHT AGAINST IT WITH RESPECT TO ANY CLAIM RELATED TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE CITY OF NEW YORK AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH A COURT IS AN INCONVENIENT FORUM. EACH PARTY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 7.3, AND SERVICE SO MADE SHALL BE DEEMED COMPLETED ON THE THIRD BUSINESS DAY AFTER SUCH SERVICE IS DEPOSITED IN THE MAIL. ANY JUDICIAL PROCEEDING BY A PARTY INVOLVING ANY CLAIM RELATED TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT SHALL BE BROUGHT ONLY IN A COURT LOCATED IN THE CITY AND STATE OF NEW YORK. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH IT IS A PARTY INVOLVING ANY CLAIM RELATED TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

Section 7.7. Entire Agreement. This Agreement, together with the Exhibits and Schedules to this Agreement (which are incorporated herein by reference), supersedes any other agreement, whether written or oral, that may have been made or entered into by the Parties relating to the matters contemplated hereby and constitutes the entire agreement of the Parties with respect to the subject matter hereof.

Section 7.8. Severability. The covenants contained in Section 5 and each other provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, which shall nevertheless be given full force and effect, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

Section 7.9. Relationship of the Parties. This Agreement is not a partnership agreement and nothing in this Agreement shall be construed to establish a relationship of copartners or joint venturers between Contributor and Contributee (including for tax purposes).

Section 7.10. Confidentiality.

(a) All information furnished by Contributee to Contributor or by Contributor to Contributee in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, as well as the terms, conditions and provisions of this Agreement and the other Transaction Documents (collectively the “Confidential Information”), shall be kept confidential by the recipient thereof and shall be used by such recipient only in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, except in connection with the enforcement of rights under this Agreement and the other Transaction Documents and except to the extent that such information (i) is already known by the Party to whom the information is disclosed, (ii) is publicly known at the time the information is disclosed from a source other than the recipient hereunder and such source was under no confidentiality obligation with respect thereto, (iii) is or thereafter becomes lawfully obtainable from other sources who are not under a confidentiality obligation with respect thereto, or (iv) is required by Applicable Law to be disclosed by the recipient hereunder or has been requested by a Governmental Authority having jurisdiction over such recipient.

(b) Without limiting Section 6.1, the obligations of this Section 7.10 shall survive for five (5) years after the expiration or termination of the Term.

(c) Notwithstanding the foregoing, if any Governmental Authority requests or requires a Party (the “Recipient”) to disclose any of the other Party’s Confidential Information, such Recipient shall, to the extent permissible, provide the other Party (the “Originator”) with prompt notice of such request or requirement. The Originator may, at the Originator’s expense, either seek appropriate protective relief from all or part of such request or requirement or waive the Recipient’s compliance with the provisions of this Section 7.10(c) with respect to all or part of such request or requirement. At the Originator’s expense, the Recipient shall cooperate with the Originator on a commercially reasonable basis in attempting to obtain any such protective relief the Originator chooses to seek. Notwithstanding the foregoing, the Recipient may disclose that portion of the Originator’s Confidential Information which its legal counselor advises the Recipient that the Recipient is legally compelled to disclose to such Governmental Authority at the same time providing, to the extent permissible by

Applicable Law, the Originator with a copy of the Confidential Information so disclosed; provided, however, that the Recipient shall, at the Originator’s expense, use those commercially reasonable efforts requested of it by the Originator in attempting to obtain confidential treatment (such as a protective order or similar assurance) for such Confidential Information as so disclosed.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CONTRIBUTOR:

CIBUS GLOBAL, LLC

By:	/s/ Peter Beetham
Name:	Peter Beetham
Title:	President

CONTRIBUTEE:

CIBUS CHARITABLE FOUNDATION, INC.

By:	/s/ Rory Riggs
Name:	Rory Riggs
Title:	President

Signature Page to Contribution and Assignment Agreement

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CONTRIBUTOR:

CIBUS GLOBAL, LLC

By:	/s/ Peter Beetham
Name:	Peter Beetham
Title:	President

CONTRIBUTEE:

CIBUS CHARITABLE FOUNDATION, INC.

By:	/s/ Rory Riggs
Name:	Rory Riggs
Title:	President

Signature Page to Contribution and Assignment Agreement

EXHIBIT A

ASSIGNMENT AGREEMENT

This Assignment Agreement, dated as of May 3, 2022 (this “Agreement”), is entered into by and between Cibus Global, LLC, a Delaware limited liability company (“Contributor”) and Cibus Charitable Foundation, Inc., a Delaware non-stock, nonprofit corporation (“Contributee”). Contributor and Contributee are sometimes referred to individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Contribution Agreement (as defined below).

RECITALS

WHEREAS, each of Contributor and Contributee are parties to that certain Contribution and Assignment Agreement, dated as of May 3, 2022 (the “Contribution Agreement”), by and between among Contributor and Contributee; and

WHEREAS, pursuant to the Contribution Agreement, Contributor has agreed to contribute and assign, and Contributee has agreed to acquire and accept, certain assets of Contributor.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

Assignment. Contributor hereby conveys, contributes and assigns to Contributee all of Contributor’ legal, beneficial, and other right, title, benefit, privileges, and interest in and to the Contributed Interest, all in accordance with the terms and conditions of the Contribution Agreement (the “Assignment”) and Contributee hereby accepts the Assignment.

Terms of Contribution Agreement. Nothing contained herein will itself change, amend, extend, or alter (nor should it be deemed or construed as changing, amending, extending, or altering) the terms or conditions of the Contribution Agreement in any manner whatsoever. This instrument does not create or establish rights, liabilities or obligations not otherwise created or existing under or pursuant to the Contribution Agreement. Contributor acknowledges and agrees that the representations, warranties, covenants, agreements, and indemnities contained in the Contribution Agreement will not be superseded hereby but will remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Contribution Agreement and the terms of this Agreement, the terms of the Contribution Agreement will govern.

Governing Law; Venue; Waiver of Jury Trial. THE RIGHTS AND DUTIES OF THE PARTIES UNDER THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. CONTRIBUTEE AND CONTRIBUTOR EACH AGREE THAT ANY JUDICIAL PROCEEDING BROUGHT AGAINST IT WITH RESPECT

TO ANY CLAIM RELATED TO THIS ASSIGNMENT AGREEMENT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE CITY OF NEW YORK AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH A COURT IS AN INCONVENIENT FORUM. EACH PARTY HERETO WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 7.3 OF THE CONTRIBUTION AGREEMENT, AND SERVICE SO MADE SHALL BE DEEMED COMPLETED ON THE THIRD BUSINESS DAY AFTER SUCH SERVICE IS DEPOSITED IN THE MAIL. ANY JUDICIAL PROCEEDING BY A PARTY HERETO INVOLVING ANY CLAIM RELATED TO THIS ASSIGNMENT AGREEMENT SHALL BE BROUGHT ONLY IN A COURT LOCATED IN THE CITY AND STATE OF NEW YORK. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH IT IS A PARTY INVOLVING ANY CLAIM RELATED TO THIS ASSIGNMENT AGREEMENT.

Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

Further Assurances. Each Party hereby agrees that it will, at any time and from time to time after the date hereof, and without further consideration, take all such further actions, and execute and deliver all such further instruments or documents, as may be reasonably requested by the other Party to effectuate the purposes of this Agreement.

Successors and Assigns. All of the terms, agreements, covenants, and conditions of this Agreement will be binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors and, to the extent of any assignment permitted under the following sentence, their respective permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder other than as expressly permitted under Section 7.2 of the Contribution Agreement.

Amendments and Waivers. No amendment, modification, waiver, replacement, termination, or cancellation of any provision of this Agreement will be valid, unless the same will be in writing and signed by Contributee and Contributor.

Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

[SIGNATURE PAGE FOLLOWS]

2

IN WITNESS WHEREOF, the parties have executed this Agreement as of this date first set forth above.

CONTRIBUTOR:	CONTRIBUTEE:

CIBUS GLOBAL, LLC	CIBUS CHARITABLE FOUNDATION, INC.

By:	By:
Name:	Name:
Title:	Title:

Signature Page to Assignment Agreement

EXHIBIT B-1

TRANSFER AND ASSIGNMENT AGREEMENT (CIBUS US LLC)

[to be attached]

EXHIBIT B-2

TRANSFEREE BILL OF SALE (CIBUS US LLC)

(to be attached)

EXHIBIT C-1

TRANSFER AND ASSIGNMENT AGREEMENT (CIBUS EUROPE B.V.)

[to be attached]

EXHIBIT C-2

TRANSFEREE BILL OF SALE (CIBUS EUROPE B.V.)

(to be attached)

EXHIBIT D

FORM OF NOTICE OF ASSIGNMENT AND PAYMENT DIRECTION

Cibus Global, LLC

6455 Nancy Ridge Drive, Suite 100

San Diego, CA 92121

[INSERT CLOSING DATE]

Sent by Facsimile and Registered Mail

[Cibus US LLC] [Cibus Europe B.V.]

Attention:

Fax:

Re:	Notice of Assignment of Transfer and Assignment Agreement

Ladies and Gentlemen:

Reference is made to the Transfer and Assignment Agreement between Cibus Global, LLC and [Cibus US LLC] [Cibus Europe B.V.], dated as of May 3, 2022, as may be amended, restated, supplemented or modified from time to time in accordance with the terms thereof (the “Agreement”). Capitalized terms used and not otherwise defined herein have the respective meanings set forth in the Agreement.

Please note that, effective as of the date of this letter, we have contributed and assigned to Cibus Charitable Foundation, Inc., a Delaware non-stock, nonprofit corporation (the “Foundation”) 100% of all of our right, title and interest in, to and under the Agreement, including, without limitation, to (a) any and all royalties and other payments required to be paid to Cibus Global, LLC under Section 3.1 of the Agreement (collectively, the “Subject Payments”) and (b) any and all reports, statements, notices and other correspondence required to be delivered to Cibus Global, LLC under Sections 3.2 and 3.4 of the Agreement (collectively, the “Subject Correspondence”). As a result, Contributee is, as of the date of this letter, entitled to all of our contract rights under the Agreement to receive, collect and enforce any and all Subject Payments and to receive and enforce the delivery of any and all Subject Correspondence.

Cibus Global, LLC hereby irrevocably and unconditionally directs [Cibus US LLC] [Cibus Europe B.V.] to pay any and all Subject Payments, when due and owing under the Agreement, by wire transfer of immediately available U.S. dollar funds to the following account of the Foundation:

Account Name:	To be provided
Account No.:
Bank:
Bank Address:

ABA Routing No.:
Reference:

Further, Cibus Global, LLC hereby irrevocably and unconditionally directs [Cibus US LLC] [Cibus Europe B.V.] to deliver any and all Subject Correspondence, when due and owing under the Agreement, to the following address of the Foundation:

Cibus Charitable Foundation, Inc.

One Liberty Plaza, 46th Floor

New York, New York, 10006

Attn: Rory Riggs

Tel: 212-883-2290

Email: [***]

If you have any questions or require additional information, please feel free to contact me at any time.

Sincerely,

CIBUS GLOBAL, LLC

By:
Name:
Title:

Agreed and accepted:

[CIBUS US LLC] [CIBUS EUROPE B.V.]

By:
Name:
Title: